CytoSorbents Reports Third Quarter 2025 Financial Results and Provides Business Update
•	Third quarter 2025 revenue of $9.5 million, up 10% year-over-year
•
Amended credit agreement with Avenue Capital Group which strengthens our balance sheet with an additional $2.5 million of cash, and extends the interest only-period through December 31, 2026, with an additional $2.5 million available and an additional extension of the interest-only period to June 30, 2027 with DrugSorb-ATR FDA marketing approval

•	Implemented Workforce and Cost Reduction Program to accelerate path to cash-flow breakeven to Q1 2026
•
Submitted DrugSorb™-ATR De Novo pre-submission package to FDA, with meeting expected in Q4 2025 or early Q1 2026, followed by planned submission of new De Novo application in Q1 2026, and anticipated regulatory decision mid-2026

PRINCETON, N.J., November 13, 2025 — CytoSorbents Corporation (NASDAQ: CTSO), a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery using blood purification, today reported financial results for the third quarter ended September 30, 2025, and recent business highlights.

Third Quarter 2025 Financial Results
•
Revenue was $9.5 million, an increase of 10%, or 4% on a constant currency basis, compared to $8.6 million in Q3 2024.  Growth was led by record performance in our distributor territories and near-record performance in direct sales outside Germany.

•
Gross margin in Q3 2025 was 70% compared to 61% in Q3 2024.  Last year’s gross margin was affected by a planned production slow-down to rebalance inventory and a temporary manufacturing issue that was resolved during Q3 2024.

•	Operating loss improved to $2.9 million, compared to $4.8 million in Q3 2024 due to improved gross margins and lower operating expenses
•	Net loss was $3.2 million or $0.05 per share, compared to a net loss of $2.8 million or $0.05 per share in Q3 2024.
•	Adjusted net loss improved to $2.6 million or $0.04 per share, compared to an adjusted net loss of $4.5 million or $0.08 per share in Q3 2024.
•	Adjusted EBITDA loss improved to $2.0 million compared to a loss of $3.6 million in Q3 2024.
•
Total cash, cash equivalents, and restricted cash of $9.1 million on September 30, 2025, compared to $11.7 million as of June 30, 2025, reflecting net operating cash burn in the quarter of $2.6 million.

•
Proforma cash, cash equivalents, and restricted cash was $11.6 million on September 30, 2025, as if the additional $2.5 million term loan capital made available through the amended credit agreement with Avenue Capital Group were drawn on September 30, 2025. Total proforma debt drawn under the agreement as of September 30, 2025, is $17.5 million.

“We are pleased with our third quarter results led by record sales in our distributor territories, strong sales in our other direct markets, and improved operating margins and cash efficiencies across the company,” stated Dr. Phillip Chan, Chief Executive Officer of CytoSorbents. “This strong sales growth was partially offset by a decline in our direct German market where we continue our proactive reorganization of our commercial team and selling approach which we believe will lead to improved performance and execution in 2026.”

Workforce and Cost Reduction Program Expected to Accelerate Q1 2026 Cash Flow Breakeven
Today, the Company announced the implementation of a strategic Workforce and Cost reduction plan to further reduce costs, optimize operations, and accelerate the path to cash-flow profitability. This initiative follows a comprehensive internal review of its cost structure and operating model. As part of the strategic plan, CytoSorbents reduced its workforce by approximately 10%, reduced and realigned production and operating expenses, and now expects to reach operating cash flow break-even in the first quarter of 2026.  The Company expects to record a charge of up to $900,000 that will include severance and other charges related to the restructuring.  The estimated costs that the Company expects to incur, and the timing thereof, are subject to a number of assumptions, and actual amounts may differ materially.

Amended Credit Agreement Strengthens Balance Sheet and Extends Interest-only Period
Today, the Company announced that it has amended its prior credit agreement with Avenue Capital Group effective November 13, 2025.  The amendment provides immediate funding of an additional $2.5 million in term loan capital and an extension of the interest-only period to December 31, 2026 (from July 1, 2026), followed by equal monthly installments of principal plus accrued and unpaid interest until maturity on July 1, 2027.  The Amendment requires that the Company maintain certain operating cash burn targets only until U.S. FDA marketing approval of DrugSorb-ATR is achieved. The Company will have access to an additional $2.5 million in term loan capital with a further six-month extension of the interest-only period to the July 1, 2027 maturity date upon the U.S. FDA approval of DrugSorb-ATR in 2026.  Under the terms of the amendment, the Company issued additional warrants to Avenue Capital Group to purchase 1,428,571 shares of the Company’s common stock for cash at the exercise price of $0.70, which expire on November 13, 2030. The number of warrants and exercise price are fixed.

DrugSorb™-ATR Regulatory Updates
On September 16, 2025, the Company announced plans to submit a new De Novo application for DrugSorb-ATR to the U.S. FDA.  This decision followed an FDA appeal meeting and final determination that upheld the prior denial of the original application.  Notably, the FDA raised no concerns regarding device safety but requested additional information to support the Company’s desired label indication.

The new De Novo submission will include analyses of real-world data demonstrating DrugSorb-ATR’s effectiveness in clinical practice - data that were not available at the time of the original filing and therefore not eligible for inclusion in the prior review.  The Company believes these new data underscore DrugSorb-ATR’s strong clinical performance and reinforce its favorable benefit-to-risk profile, particularly when combined with the comprehensive clinical evidence previously submitted.

To advance this process, the Company submitted a pre-submission meeting request with supporting documentation to the FDA on November 7, 2025.  A formal meeting with the Agency is expected in late Q4 2025 or early 2026 to confirm the requirements for the new application, followed by the formal De Novo submission in Q1 2026.  A regulatory decision is anticipated by mid-2026, following the typical 150-day review period.  Based on discussions with the FDA, the review is expected to focus solely on the remaining open items from the initial submission and may be expedited under the device’s FDA Breakthrough Device Designation, which allows for priority and interactive review.

Dr. Chan continued, “We are pleased with the progress we are making on key strategic initiatives including strong sales in our existing core business, gross margins of over 70%, progress toward DrugSorb-ATR approval and launch in the US, and the expectation to bring the Company to cash flow breakeven in the first quarter.  This progress is further supported by the amendment of our credit agreement which we believe provides sufficient liquidity and flexibility to continue supporting our strategic growth initiatives.  We appreciate the partnership with our lender – Avenue Capital Group – and look forward to continuing to execute our strategy.”

“We are happy to restructure the existing loan facility and provide more capital to CytoSorbents. We have been very impressed with their OUS revenue growth and how they have been impacting patients’ lives and want to be strong capital partners," stated Chad Norman, Sr. Portfolio Manager, Avenue Capital Group.

A Wealth of New Clinical Data
Meanwhile, recent clinical data publications and presentations continue to reinforce the positive clinical impacts our therapies are having around the world.  Select recent examples include:
•
On September 10, 2025, in commemoration of Sepsis Awareness Month and World Sepsis Day, Dr. Chan hosted a special webinar featuring the clinical insights of leading international critical care experts entitled “Turning the Tide on Sepsis and Septic Shock:  Real World Insights with CytoSorb”.  This webinar highlighted CytoSorb’s broad mechanisms of action in helping to manage the complex pathophysiology of sepsis and septic shock, with a focus on controlling deadly inflammation, stabilizing organ function, promoting a reversal of capillary leak, and enabling fluid removal.  Recent exciting publications reinforce the importance of early and intensive CytoSorb treatment in septic shock, particularly the retrospective study of 175 septic shock patients (Berlot, et al. 2025), while the first meta-analysis of 744 patients with septic shock from Charité Berlin Hospital demonstrated that CytoSorb usage in these patients led to significant reductions in both in-hospital and 28-30-day mortality (Steindl, et al. 2025).  Access the entire webinar here, or the white paper here.

•
At the European Association for Cardio-Thoracic Surgery (EACTS) Annual Meeting in October,  Prof. Richard Whitlock (McMaster University) presented the first randomized controlled trial data on the “Intraoperative Removal of Direct Oral Anticoagulants in Patients Undergoing Urgent Cardiothoracic Surgery” where intraoperative use of DrugSorb™-ATR in cardiac surgery significantly reduced levels of direct oral anticoagulants (DOACs), such as Eliquis® (apixaban, Pfizer/Bristol Myers Squibb) and Xarelto® (rivaroxaban, Janssen/Bayer), compared to sham controls.  This supports the notion that our technology can be a “one-size fits all” countermeasure for different classes of blood thinners in cardiac surgery.

•
In a  presentation titled, “Dual Antiplatelet Therapy (DAPT) and Urgent CABG in Acute Coronary Syndrome (ACS): Impact of P2Y12 Inhibitor Choice & Intraoperative Hemoadsorption on Perioperative Bleeding: Comparative Real-World Analysis,” Professor Matthias Thielmann (Westerman Heart & Vascular Center) presented compelling  real-world data from a real-world study demonstrating that among heart attack patients undergoing urgent CABG, combining dual antiplatelet therapy (aspirin + ticagrelor) with intraoperative use of CytoSorb® reduces severe bleeding complications compared with patients treated with aspirin + Plavix (clopidogrel) without CytoSorb.

Dr. Chan concluded, “With a rapidly expanding foundation of clinical evidence that now encompasses hundreds of peer-reviewed publications, real-world data, and compelling success stories, CytoSorbents’ broad-spectrum blood purification technology continues to advance as a powerful tool for removing harmful substances and redefine how some of the most complex and life-threatening conditions are treated. We were especially pleased with the strong response to our World Sepsis Day Global Webinar on September 10th, which underscored the critical and evolving role of early, intensive use of CytoSorb® alongside traditional antibiotic therapy in managing sepsis and septic shock. Looking ahead, we remain committed to expanding our clinical programs across all applications to further improve outcomes for patients, and to support the healthcare workers around the world who care for them.”

Third Quarter 2025 Earnings Conference Call

CytoSorbents’ management will host a live conference call, presentation webcast, and a question-and-answer session with the following information:

Date: Thursday November 13, 2025
Time: 4:30 PM ET
Live webcast link: https://app.webinar.net/g7AGWegQ613
It is recommended that participants join approximately 10 minutes prior to the start of the call.

An archived recording of the conference call will be available under the Investor Relations section of the Company’s website at https://ir.cytosorbents.com/

About Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, we use the non-GAAP financial measures of EBITDA, which measures earnings before interest, income taxes, depreciation and amortization, and Adjusted EBITDA which further excludes non-cash stock compensation expense, and gain or loss of foreign exchange translation. We also use the non-GAAP financial measures of Adjusted Net Income or Loss and Adjusted Net Income or Loss Per Share which excludes non-cash stock compensation expense and gain or loss of foreign exchange translation from Net Loss and Net Loss Per Share, respectively. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of the non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP should be carefully evaluated. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because

(1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by investors and the analyst community to help them analyze the performance of our business, the Company’s cash available for operations, and the Company’s ability to meet future capital expenditure and working capital requirements.  For a reconciliation of non-GAAP financial measures to the most comparable GAAP measure, see the reconciliation included in the financial tables.  All non-GAAP adjustments are presented pre-tax.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery through blood purification. CytoSorbents’ proprietary blood purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Cartridges filled with these beads can be used with standard blood pumps already in the hospital (e.g. dialysis, continuous renal replacement therapy or CRRT, extracorporeal membrane oxygenation or ECMO, and heart-lung machines), where blood is repeatedly recirculated outside the body, through our cartridges where toxic substances are removed, and then back into the body. CytoSorbents’ technologies are used in a number of broad applications. Specifically, two important applications are 1) the removal of blood thinners during and after cardiothoracic surgery to reduce the risk of severe bleeding, and 2) the removal of inflammatory agents and toxins in common critical illnesses that can lead to massive inflammation, organ failure and patient death. The breadth of these critical illnesses includes, for example, sepsis, burn injury, trauma, lung injury, liver failure, cytokine storm and cytokine release syndrome, and pancreatitis as well as the removal of liver toxins that accumulate in acute liver dysfunction or failure, and the removal of myoglobin in severe rhabdomyolysis that can otherwise lead to renal failure. In these diseases, the risk of death can be extremely high, and there are few, if any, effective treatments.
CytoSorbents’ lead product, CytoSorb®, is approved in the European Union and distributed in over 70 countries worldwide, with nearly 300,000 devices used cumulatively to date.  CytoSorb was originally launched in the European Union under CE mark as the first cytokine adsorber.  Additional CE mark extensions were granted for bilirubin and myoglobin removal in clinical conditions such as liver disease and trauma, respectively, and for ticagrelor and rivaroxaban removal in cardiothoracic surgery procedures. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with impending or confirmed respiratory failure.  CytoSorb is not yet approved or cleared in the United States.

In the U.S. and Canada, CytoSorbents is developing the DrugSorb™-ATR antithrombotic removal system, an investigational device based on an equivalent polymer technology to CytoSorb, to reduce the severity of perioperative bleeding in high-risk surgery due to blood thinning drugs.  It has received two FDA Breakthrough Device Designations:  one for the removal of ticagrelor and another for the removal of the direct oral anticoagulants (DOAC) apixaban and rivaroxaban in a cardiopulmonary bypass circuit during urgent cardiothoracic surgery.  The Company is actively pursuing regulatory approval of DrugSorb-ATR with the U.S. FDA and will pursue regulatory approval with Health Canada with better visibility from the FDA.  DrugSorb-ATR is not yet granted or approved in either the U.S. or Canada.

The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, ContrastSorb, and others. For more information, please visit the Company’s website at https://ir.cytosorbents.com/  and follow us on Facebook and X and LinkedIn.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, future targets and outlooks for our business, representations and contentions, and the outcome of our regulatory submissions, and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, our restructuring of our direct sales team and strategy in Germany, ability to successfully obtain U.S. FDA and Health Canada marketing authorization or approval, our ability to complete our strategic workforce and cost reduction plan to reduce costs, optimize operations, and achieve cash-flow break-even in the first quarter of 2026, our ability to appropriately finance the Company, and the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 31, 2025, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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U.S. Company Contact:
Peter J. Mariani, Chief Financial Officer
305 College Road East
Princeton, NJ 08540
pmariani@cytosorbents.com

Investor Relations Contact:
Aman Patel, CFA & Adanna G. Alexander, PhD
ICR Healthcare
ir@cytosorbents.com

PART I — FINANCIAL INFORMATION
•	Item 1. Financial Statements.
CYTOSORBENTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$7,536	$3,280
Restricted cash, current	—	5,000
Accounts receivable, net of allowances of $134 and $158 as of September 30, 2025 and December 31, 2024, respectively	7,427	7,320
Inventories	4,002	2,733
Prepaid expenses and other current assets	2,348	3,271
Total current assets	21,313	21,604

Property and equipment - net	8,193	9,002
Restricted cash	1,522	1,484
Right-of-use asset	11,075	11,511
Other assets	3,647	3,771
Total assets	$45,750	$47,372

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,035	$3,340
Accrued expenses and other current liabilities	6,559	6,032
Lease liability – current portion	518	453
Total current liabilities	10,112	9,825
Lease liability, net of current portion	12,051	12,444
Long-term debt	14,567	13,996
Total liabilities	36,730	36,265

Commitments and Contingencies

Stockholders’ equity
Preferred Stock, par value $0.001, 5,000,000 shares authorized; no shares issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Common Stock, par value $0.001, 100,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 62,794,305 and 54,830,146 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	63	55
Additional paid-in capital	319,511	310,809
Accumulated other comprehensive income (loss)	(3,844)	4,252
Accumulated deficit	(306,710)	(304,009)
Total stockholders’ equity	9,020	11,107
Total liabilities and stockholders’ equity	$45,750	$47,372

See accompanying notes to condensed consolidated financial statements

CYTOSORBENTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$9,485	$8,613	$27,829	$26,444
Cost of goods sold	2,819	3,357	8,142	7,812
Gross profit	6,666	5,256	19,687	18,632

Operating expenses
Research and development, net of grant income	918	1,826	3,842	5,592
Selling, general and administrative	8,610	8,260	26,209	26,097
Total operating expenses	9,528	10,086	30,051	31,689
Loss from operations	(2,862)	(4,830)	(10,364)	(13,057)

Other income (expense)
Interest expense, net	(645)	(588)	(1,866)	(775)
Gain (loss) on foreign currency transactions	(64)	2,650	9,128	680
Total other income (expense), net	(709)	2,062	7,262	(95)

Loss before benefit from income taxes	(3,571)	(2,768)	(3,102)	(13,152)

Benefit from income taxes	401	—	401	—

Net loss	$(3,170)	$(2,768)	$(2,701)	$(13,152)

Basic and diluted net loss per common share	$(0.05)	$(0.05)	$(0.04)	$(0.24)

Weighted Average Shares of Common Stock Outstanding
Basic and diluted	62,753,959	54,453,006	62,038,902	54,340,583

Other comprehensive income (loss):
Foreign currency translation adjustment, net of tax	116	(2,330)	(8,096)	(686)
Comprehensive loss	$(3,054)	$(5,098)	$(10,797)	$(13,838)

See accompanying notes to condensed consolidated financial statements.

CYTOSORBENTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (UNAUDITED)
(in thousands, except share data)

				Accumulated
			Additional	Other
	Common Stock		Paid-In	Comprehensive	Accumulated	Stockholders’
	Shares	Par Value	Capital	Income (Loss)	Deficit	Equity
Balance as of June 30, 2025 (unaudited)	62,610,376	$63	$319,023	$(3,960)	$(303,540)	$11,586
Stock-based compensation	183,929	—	488	—	—	488
Foreign translation adjustment	—	—	—	116	—	116
Net loss	—	—	—	—	(3,170)	(3,170)
Balance at September 30, 2025 (unaudited)	62,794,305	$63	$319,511	$(3,844)	$(306,710)	$9,020

Balance at December 31, 2024	54,830,146	$55	$310,809	$4,252	$(304,009)	$11,107
Stock-based compensation	297,160	1	1,878	—	—	1,879
Issuance of common stock and warrants from rights offerings, net of fees incurred	6,249,791	6	5,386	—	—	5,392
Issuance of common stock from exercise of warrants	1,417,208	1	1,438	—	—	1,439
Foreign translation adjustment	—	—	—	(8,096)	—	(8,096)
Net loss	—	—	—	—	(2,701)	(2,701)
Balance as of September 30, 2025 (unaudited)	62,794,305	$63	$319,511	$(3,844)	$(306,710)	$9,020

				Accumulated
			Additional	Other
	Common Stock		Paid-In	Comprehensive	Accumulated	Stockholders’
	Shares	Par Value	Capital	Income	Deficit	Equity
Balance as of June 30, 2024 (unaudited)	54,306,415	$54	$308,874	$2,173	$(293,674)	$17,427
Stock-based compensation	—	—	891	—	—	891
Foreign translation adjustment	—	—	—	(2,330)	—	(2,330)
ATM activation fees	—	—	(41)	—	—	(41)
Issuance of restricted stock units	194,198	—	204	—	—	204
Net loss	—	—	—	—	(2,768)	(2,768)
Balance at September 30, 2024 (unaudited)	54,500,613	$54	$309,928	$(157)	$(296,442)	$13,383

Balance at December 31, 2023	54,240,265	$54	$306,187	$529	$(283,290)	$23,480
Stock-based compensation	—	—	2,840	—	—	2,840
Foreign currency translation adjustment	—	—	—	(686)	—	(686)
Issuance of common stock offerings, net of fees	53,290	—	12	—	—	12
Warrants issued in connection with long-term debt	—	—	691	—	—	691
Issuance of restricted stock units	207,058	—	198	—	—	198
Net loss	—	—	—	—	(13,152)	(13,152)
Balance as of September 30, 2024 (unaudited)	54,500,613	$54	$309,928	$(157)	$(296,442)	$13,383

See accompanying notes to condensed consolidated financial statements.

CYTOSORBENTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine	Nine
	Months Ended	Months Ended
	September 30,	September 30,
	2025	2024
Cash flows from operating activities
Net loss	$(2,701)	$(13,152)
Adjustments to reconcile net loss to net cash used in operating activities:
Accrued final fee	—	111
Amortization of debt discount	571	132
Amortization of loan costs	—	58
Depreciation and amortization	1,137	1,181
Amortization of right-of-use asset	109	138
Write-off of patent cost	176	313
Write-off of inventory	253	—
Bad debt expense	17	107
Stock-based compensation	1,879	2,840
Foreign currency transaction gains	(9,128)	(680)
Changes in operating assets and liabilities
Accounts receivable	560	(629)
Inventories	(1,247)	153
Prepaid expenses and other current assets	989	505
Other assets	—	2
Accounts payable and accrued expenses	(167)	(3,166)
Net cash used in operating activities	(7,552)	(12,087)

Cash flows from investing activities
Purchases of property and equipment	(56)	(215)
Payments for patent costs	(68)	(330)
Net cash used in investing activities	(124)	(545)
Cash flows from financing activities
Proceeds from long-term debt	—	15,000
Repayment of long-term debt	—	(5,000)
Payment of final fee	—	(150)
Payment of loan costs	—	(698)
Equity contributions - net of fees incurred	—	12
Proceeds from exercise of common stock warrants	1,439	—
Proceeds from rights offering, net of fees incurred	5,392	—
Net cash provided by financing activities	6,831	9,164
Effect of exchange rates on cash	139	21
Net change in cash, cash equivalents, and restricted cash	(706)	(3,447)

Cash, cash equivalents, and restricted cash at beginning of year	9,764	15,615
Cash, cash equivalents, and restricted cash – end of period	$9,058	$12,168

Supplemental disclosure of cash flow information
Cash paid for interest	$1,535	$772

Supplemental disclosure of non-cash financing activities
Warrants issued in connection with long-term debt	$—	$691

See accompanying notes to condensed consolidated financial statements.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(amounts, in thousands)
Net loss	$(3,170)	$(2,768)	$(2,701)	$(13,152)
Depreciation and amortization expense	$364	$383	$1,137	$1,181
Income tax benefit	$(401)	$-	$(401)	$-
Interest expense, net	$645	$588	$1,866	$775
EBITDA – non-GAAP measure	$(2,562)	$(1,797)	$(99)	$(11,196)

Non-cash stock-based compensation expense	$488	$891	$1,879	$2,840
(Gain)/Loss on foreign currency transactions	64	(2,650)	(9,128)	(680)
Adjusted EBITDA – non-GAAP measure	$(2,010)	(3,556)	$(7,348)	$(9,036)

Net loss	$(3,170)	$(2,768)	$(2,701)	$(13,152)
Non-cash stock-based compensation expense	488	891	1,879	2,840
(Gain)/Loss on foreign currency transactions	$64	$(2,650)	$(9,128)	$(680)
Adjusted net loss – non-GAAP measure	$(2,618)	$(4,527)	$(9,950)	$(10,992)
Weighted average common shares outstanding
Basic	62,753,959	54,453,006	62,038,902	54,340,583
Diluted	62,753,959	54,453,006	62,038,902	54,340,583
Basic net income (loss) per common share	$(0.05)	$(0.05)	$(0.04)	$(0.24)
Diluted net income (loss) per common share	$(0.05)	$(0.05)	$(0.04)	$(0.24)

Non-cash stock-based compensation expense - basic	$0.01	$0.02	$0.03	$0.05
Non-cash stock-based compensation expense - diluted	$0.01	$0.02	$0.03	$0.05
(Gain)/Loss on foreign currency transactions - basic	$-	$(0.05)	$(0.15)	$(0.01)
(Gain)/Loss on foreign currency transactions - diluted	$-	$(0.05)	$(0.15)	$(0.01)
Adjusted net income (loss) per common share – basic – non-GAAP measure	$(0.04)	$(0.08)	$(0.16)	$(0.20)
Adjusted net income (loss) per common share – diluted – non-GAAP measure	$(0.04)	$(0.08)	$(0.16)	$(0.20)